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                                                                    Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4, No. 333-81162) and related Proxy Statement and Prospectus of Concord EFS, Inc. and subsidiaries, for the registration of 1,100,000 shares of its common stock and to the incorporation by reference therein of our report dated April 4, 2001, with respect to the consolidated financial statements of Concord EFS, Inc. and subsidiaries included in its Current Report on Amendment No. 1 to Form 8-K dated April 16, 2001 filed with the Securities and Exchange Commission.

                                         /s/ Ernst & Young LLP


Memphis, Tennessee
February 4, 2002